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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 4, 1997, which appears on page 16 of Union Electric Company's 1996 Annual Report to Shareholders which is incorporated by reference in Union Electric Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 17, 1997, which appears on page 9 of Exhibit 99-2 to the Ameren Corporation Current Report on Form 8-K dated December 31, 1997, with respect to the supplemental consolidated financial statements of Ameren Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, except as such Ameren Corporation financial statements relate to Central Illinois Public Service Company and CIPSCO Investment Company. The Central Illinois Public Service Company and CIPSCO Investment Company financial statements were audited by another independent accountant.
We also consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 33-64165) of Ameren Corporation dated November 13, 1995 (the "Form S-4") of our report dated February 1, 1996, which appears on page 16 of Union Electric Company's 1995 Annual Report to Shareholders which is incorporated by reference in Union Electric Company's Annual Report on Form 10-K for the year ended December 31, 1995, which Form 10-K is incorporated by reference in the Form S-4. The Form S-4 is incorporated by reference into the Prospectus constituting part of this Registration Statement on Form S-3. We also consent to the application of our reports to the Financial Statement Schedules, which appear on pages 13 (1996 Form 10-K) and 12 (1995 Form 10-K) of Union Electric Company's Annual Reports on Form 10-K, for each of the four years in the period ended December 31, 1996, when such Schedules are read in conjunction with the financial statements referred to in our reports dated February 4, 1997 and February 1, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Price Waterhouse LLP
-----------------------
Price Waterhouse LLP
St. Louis, Missouri
December 31, 1997